Exhibit 99.1

Nine Energy Service Announces Second Quarter 2019 Results

•	Revenue, net income and adjusted EBITDAA of $237.5 million, $6.1 million and $38.0 million, respectively for the second quarter of 2019

•	Second quarter basic EPS of $0.21 and $0.30 adjusted basic EPSB

•	Second quarter 2019 ROIC[c] of 7%

HOUSTON, August 12, 2019 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported second quarter 2019 revenues of $237.5 million, net income of $6.1 million and adjusted EBITDA of $38.0 million. Second quarter basic earnings per share was $0.21. Second quarter 2019 adjusted net incomeD was $8.8 million, or $0.30 adjusted basic earnings per share. The Company reported second quarter 2019 adjusted EBITDA of $38.0 million and a second quarter adjusted EBITDA marginA of approximately 16%. During the second quarter of 2019, the Company generated ROIC of 7%. During the second quarter of 2019, the Company reported net cash provided by operating activities of $11.5 million compared to $5.9 million during the first quarter, an increase of approximately 95%.

The Company had provided original second quarter 2019 revenue guidance between $230.0 and $240.0 million and adjusted EBITDA guidance between $38.0 and $42.0 million, with actual results for both falling within Management’s original guidance range.

“The first quarter was in-line with what we anticipated, with both revenue and adjusted EBITDA falling within the range of Management’s original guidance,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “Despite a challenging environment, we were able to increase cash flow from operations by approximately 95% and anticipate this trend continuing throughout the rest of the year. Since June 30, 2019, our cash balance has increased significantly to approximately $59.0 million as of August 9, 2019, and our revolving credit facility is undrawn.”

“Our operations team continues to perform very well, outpacing market activity. In cementing, we continue to outperform the market, increasing revenue by approximately 7% quarter over quarter despite U.S. new wells drilled declining by approximately 4% quarter over quarter. In wireline and completions tools, we increased the number of stages completed as a company by approximately 19% despite seasonal headwinds in Canada associated with spring break-up and U.S. completions increasing by only 6%. Our coiled tubing group increased days worked and revenue quarter over quarter despite a number of new units coming into the market.”

“We remain focused and confident on the introduction and commercialization of our new technologies in Q1 of 2020, including a low-temperature dissolvable plug targeted for the Permian and Northeast markets. These technology developments, along with cash generation and evaluation of our current service lines and geographies remain our top priorities for 2019.”

“At Nine, we never forecasted a back-half recovery, which continues to be our view. With so much volatility in the market, in conjunction with operators unwavering commitment to staying within capital budgets, we do anticipate significant activity declines throughout the rest of the year, especially in the Northeast, which will adversely affect both our U.S. Wireline and Completion Tools divisions. Nonetheless, we remain extremely excited about our ability to generate strong cash flow in a volatile market and about the tools and technology we are developing.”

Business Segment Results

Completion Solutions

During the second quarter of 2019, the Company’s Completion Solutions segment, which includes the Company’s cementing, completion tools, wireline and coiled tubing services, reported revenues of $215.9 million compared to first quarter 2019 revenues of $209.1 million. For the second quarter of 2019, Completion Solutions reported adjusted gross profitE of $49.8 million compared to first quarter 2019 adjusted gross profit of $47.7 million.

Production Solutions

During the second quarter of 2019, the Company’s Production Solutions segment, which includes well services, generated revenues of $21.6 million compared to first quarter 2019 revenues of $20.6 million. For the second quarter 2019, Production Solutions reported adjusted gross profit of $3.1 million compared to first quarter 2019 adjusted gross profit of $3.4 million.

Other Financial Information

During the second quarter of 2019, the Company reported selling, general and administrative expense of $21.8 million, compared to $19.9 million for the first quarter of 2019. Depreciation and amortization expense (“D&A”) in the second quarter of 2019 was $18.5 million, compared to $18.2 million for the first quarter of 2019.

The Company recognized income tax benefit of approximately $2.7 million in the second quarter of 2019 and overall income tax benefit year to date of approximately $2.3 million, resulting in an effective tax rate of -10.8% against year to date results. The current year impact of our valuation allowance positions as well as state and non-US income taxes are the primary components of our 2019 tax position.

Liquidity and Capital Expenditures

During the second quarter of 2019, the Company reported net cash provided by operating activities of $11.5 million, compared to $5.9 million for the first quarter of 2019. Capital expenditures totaled $13.8 million during the second quarter of 2019, of which approximately 27% related to maintenance capital expenditures.

During the second quarter of 2019, the Company repaid its outstanding revolving credit facility borrowings in full. As of June 30, 2019, Nine’s cash and cash equivalents were $16.9 million with $161.1 million of availability under the revolving credit facility, resulting in a total liquidity position of $178.0 as of June 30, 2019.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Monday, August 12, 2019 at 10:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through August 26, 2019 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13692454.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion and production solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general energy service industry risks; volatility of crude oil and natural gas commodity prices; a decline in demand for the Company’s services, including due to declining commodity prices; the Company’s ability to implement price increases or maintain pricing of the Company’s core services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement new technologies and services; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share And Per Share Amounts)

(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019
Revenues	$237,517	$229,705
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	184,555	178,590
General and administrative expenses	21,818	19,939
Gain on revaluation of contingent liabilities	(975)	(13,955)
Depreciation	13,846	13,530
Amortization of intangibles	4,628	4,688
Gain on sale of property and equipment	(310)	(23)

Income from operations	13,955	26,936
Interest expense	10,603	9,166

Income before income taxes	3,352	17,770
Provision (benefit) for income taxes	(2,735)	460

Net income	$6,087	$17,310
Earnings per share
Basic	$0.21	$0.59
Diluted	$0.21	$0.59
Weighted average shares outstanding
Basic	29,349,396	29,150,996
Diluted	29,473,037	29,471,753
Other comprehensive income, net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$192	$248

Total other comprehensive income, net of tax	192	248

Total comprehensive income	$6,279	$17,558

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Amounts)

(Unaudited)

	June 30, 2019	March 31, 2019
Assets
Current assets
Cash and cash equivalents	$16,886	$31,157
Accounts receivable, net	169,450	159,245
Inventories, net	87,935	98,053
Prepaid expenses and other current assets	16,482	20,608
Notes receivable from shareholders	—	7,094

Total current assets	290,753	316,157
Property and equipment, net	220,575	221,134
Definite-lived intangible assets, net	164,135	168,763
Goodwill	307,804	307,804
Indefinite-lived intangible assets	108,711	108,711
Other long-term assets	5,723	6,052

Total assets	$1,097,701	$1,128,621

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$38,993	$47,688
Accrued expenses	30,820	44,033
Current portion of capital lease obligations	1,012	992
Income taxes payable	97	853

Total current liabilities	70,922	93,566
Long-term liabilities
Long-term debt	391,018	405,498
Deferred income taxes	2,896	5,437
Long-term capital lease obligations	2,864	3,101
Other long-term liabilities	5,692	5,552

Total liabilities	473,392	513,154
Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 30,683,009 and 30,782,600 shares issued and outstanding at June 30, 2019 and March 31, 2019, respectively)	307	308
Additional paid-in capital	752,072	749,508
Accumulated other comprehensive loss	(4,403)	(4,595)
Accumulated deficit	(123,667)	(129,754)

Total stockholders’ equity	624,309	615,467

Total liabilities and stockholders’ equity	$1,097,701	$1,128,621

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019
Cash flows from operating activities
Net income	$6,087	$17,310
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	13,846	13,530
Amortization of intangibles	4,628	4,688
Amortization of deferred financing costs	746	746
Provision for doubtful accounts	1	47
Benefit for deferred income taxes	(2,541)	(478)
Provision for inventory obsolescence	742	1,338
Stock-based compensation expense	4,114	3,153
Gain on sale of property and equipment	(310)	(23)
Gain on revaluation of contingent liabilities	(975)	(13,955)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(10,158)	(4,402)
Inventories, net	9,445	(7,879)
Prepaid expenses and other current assets	4,108	(6,060)
Accounts payable and accrued expenses	(16,358)	(3,703)
Income taxes receivable/payable	(756)	796
Other assets and liabilities	(1,099)	780

Net cash provided by operating activities	11,520	5,888

Cash flows from investing activities
Proceeds from sales of property and equipment	710	477
Proceeds from property and equipment casualty losses	242	1,238
Proceeds from notes receivable payments	7,094	532
Purchases of property and equipment	(16,977)	(20,386)

Net cash used in investing activities	(8,931)	(18,139)

Cash flows from financing activities
Proceeds from revolving credit facilities	10,000	—
Payments on revolving credit facilities	(25,000)	(20,000)
Payments on capital leases	(217)	(212)
Payments of contingent liability	(138)	—
Proceeds from exercise of stock options	—	15
Vesting of restricted stock	(1,551)	(82)

Net cash provided by (used in) financing activities	(16,906)	(20,279)

Impact of foreign currency exchange on cash	46	72

Net decrease in cash and cash equivalents	(14,271)	(32,458)
Cash and cash equivalents
Beginning of period	31,157	63,615

End of period	$16,886	$31,157

NINE ENERGY SERVICE, INC.

SEGMENT DATA

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019
Revenues
Completion Solutions	$215,871	$209,132
Production Solutions	21,646	20,573

	$237,517	$229,705

Cost of revenues (1)
Completion Solutions	$166,022	$161,439
Production Solutions	18,533	17,151

	$184,555	$178,590

Adjusted gross profit
Completion Solutions	$49,849	$47,693
Production Solutions	3,113	3,422

	$52,962	$51,115

General and administrative expenses	21,818	19,939
Gain on revaluation of contingent liabilities	(975)	(13,955)
Depreciation	13,846	13,530
Amortization of intangibles	4,628	4,688
Gain on sale of property and equipment	(310)	(23)

Income from operations	$13,955	$26,936
Capital expenditures
Completion Solutions	$12,719	$22,478
Production Solutions	1,072	914
Corporate	38	55

	$13,829	$23,447
Total assets
Completion Solutions	$1,032,759	$1,053,653
Production Solutions	36,616	34,662
Corporate	28,326	40,306

	$1,097,701	$1,128,621

	Three Months Ended
	June 30, 2019	March 31, 2019
Revenue by country
United States	$233,766	$222,315
Canada and other	3,751	7,390

	$237,517	$229,705

	Three Months Ended
	June 30, 2019	March 31, 2019
Long-lived assets (2)
United States	$377,616	$382,624
Canada and other	7,094	7,273

	$384,710	$389,897

(1)	Excludes depreciation and amortization, shown separately.
(2)	Inclusive of property and equipment and definite-lived intangible assets.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019
Calculation of gross profit
Revenues	$237,517	$229,705
Cost of revenues (exclusive of depreciation and amortization shown separately below)	184,555	178,590
Depreciation (related to cost of revenues)	13,616	13,306
Amortization of intangibles	4,628	4,688

Gross profit	$34,718	$33,121

Adjusted gross profit (excluding depreciation and amortization) reconciliation
Gross profit	$34,718	$33,121
Depreciation (related to cost of revenues)	13,616	13,306
Amortization of intangibles	4,628	4,688

Adjusted gross profit	$52,962	$51,115

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019
EBITDA reconciliation:
Net income	$6,087	$17,310
Interest expense	10,603	9,166
Depreciation	13,846	13,530
Amortization of intangibles	4,628	4,688
Provision (benefit) for income taxes	(2,735)	460

EBITDA	$32,429	$45,154
Transaction and integration costs	2,684	4,762
Gain on revaluation of contingent liabilities (1)	(975)	(13,955)
Stock-based compensation expense	4,114	3,153
Gain on sale of property and equipment	(310)	(23)
Legal fees and settlements (2)	75	68

Adjusted EBITDA	$38,017	$39,159

(1)

Amounts relate to the revaluation of contingent liabilities associated with the Company’s recent acquisitions. The impact is included in the Company’s Condensed Consolidated Statements of Income and Comprehensive Income (Loss).

(2)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Consolidated
	Three Months Ended	Three Months Ended
	June 30, 2019	March 31, 2019
Net income	$6,087	$17,310
Add back:
Interest expense	10,603	9,166
Transaction and integration costs	2,684	4,762
Benefit for deferred income taxes	(2,541)	(478)

After-tax net operating profit	$16,833	$30,760
Total capital as of prior period-end/year-end:
Total stockholders’ equity	$615,467	$594,823
Total debt	415,000	435,000
Less: cash and cash equivalents	(31,157)	(63,615)

Total capital as of prior period-end/year-end:	$999,310	$966,208

Total capital as of period-end:
Total stockholders’ equity	$624,309	$615,467
Total debt	400,000	415,000
Less: cash and cash equivalents	(16,886)	(31,157)

Total capital as of period-end:	$1,007,423	$999,310

Average total capital	$1,003,367	$982,759

ROIC	7%	13%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED BASIC EARNINGS PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019
Reconciliation of adjusted net income:
Net income	$6,087	$17,310
Add back:
Transaction and integration costs (a)	2,684	4,762

Adjusted net income	$8,771	$22,072
Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	29,349,396	29,150,996
Earnings per share:
Basic earnings per share	$0.21	$0.59
Adjusted basic earnings per share	$0.30	$0.76

(a)

Amounts for each period presented represent transaction and integration costs, including the cost of inventory that was stepped up to fair value during purchase accounting associated with recent acquisitions.

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, (iii) loss or gains from discontinued operations, (iv) loss or gains from the revaluation of contingent liabilities, (v) loss or gains on equity method investment, (vi) stock-based compensation expense, (vii) loss or gains on sale of property and equipment and (viii) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business and restructuring costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Adjusted Basic Earnings Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

[c]

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) transaction and integration costs related to acquisitions and our IPO, (ii) property and equipment, goodwill, and/or intangible asset impairment charges, (iii) interest expense, and (iv) the provision or benefit for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior year-end adjusted total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.

D

Adjusted Net Income is defined as net income (loss) adjusted for (i) property and equipment, goodwill and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, including the commitment fee associated with a potential bridge financing in connection with an acquisition, and (iii) the income tax impact of such adjustments. Management believes Adjusted Net Income is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

E

Adjusted Gross Profit is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit to evaluate operating performance and to determine resource allocation between segments. We prepare adjusted gross profit (excluding depreciation and amortization) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.